Exhibit 99.3
NightHawk Biosciences A rapidly growing, highly scalable biomanufacturing Contract Development & Manufacturing Organization Investor Presentation - December 2023 NYSE: NHWK

This presentation includes statements that are, or may be deemed, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes”, “estimates”, “anticipates”, “expects”, “plans”, “intends”, “may”, “could”, “might”, “will”, “should”, “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this presentation and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations, concerning, among other things, the demand for contract development & manufacturing organization services growing, our recognizing revenue in 2024 from over $20M in Scorpius signed manufacturing contracts, leveraging fixed costs as revenue continues to grow resulting in high margins and long-term profitability, the industry in which we operate and the trends that may affect the industry or us. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation as a result of, among other factors, the factors referenced in the “Risk Factors” section of our Annual Report on Form 10- K for the year ended December 31, 2022, our quarterly reports on Form 10-Q for the subsequent quarters and our other subsequent filings with the Securities and Exchange Commission (collectively, our “SEC Filings”). In addition, even if results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this presentation, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this presentation speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this presentation, except as required by law. Forward Looking Statements

Investment Highlights  Growing demand for Contract Development & Manufacturing Organization (CDMO) services and significant shortage of dedicated clinical-scale manufacturing capacity within the industry  Scorpius began 2023 with $3M of signed manufacturing contracts, which has grown to over $20M in signed manufacturing contracts, with recognized revenue from a substantial number of these contracts expected in 2024  Customers include many premier pharma and biotech companies, as well as leading research institutes  Recently divested non-core assets to focus on CDMO operations; eliminated approximately $40M of contractual obligations and reduced operating expenses by over $13 million per year  Ability to leverage fixed costs as revenue continues to grow; expected to result in high margins and long-term profitability

• NightHawk Biosciences, through its Scorpius BioManufacturing subsidiary, is an integrated CDMO focused on rapidly advancing biologic programs through the clinic • With end-to-end capabilities from discovery to limited-scale commercial production, we provide a broad array of R&D, analytical testing, and manufacturing services to pharmaceutical and biotech companies • We have an experienced team and new, purpose-built, U.S. facilities, dedicated to easily accessible, transparent collaboration and flexible biologics biomanufacturing About NightHawk

Leadership Team



Jeff Wolf
Founder & CEO
30+ Years Of Experience
Avigen, TyRx Pharma, EluSys Tx



Bill Ostrander
Chief Financial Officer
20+ Years Of Experience
KBI



Stephan Kutzer
Senior Advisor
25+ Years Of Experience
Alcami, Lonza



Joe Payne
VP, Quality & Regulatory
20+ Years Of Experience
Alcami, Tergus, Teva



Matt LeClair
VP, Manufacturing Operations
30+ Years Of Experience
Abzena, Takeda



Brian O'Mara
VP, Process Sciences
20+ Years Of Experience
Ambrx, Bristol-Myers Squibb, Genencor, Wyeth



Steve Lavezoli
VP, Business Development
20+ Years Of Experience
Catalent, W.L. Gore



Ania Szymanska
Site Quality Head
25+ Years Of Experience
Opex Tx, Bellicum, Marker Tx



Lise Barley-Maloney
Sr. Dir., Program Management
30+ Years Of Experience
FUJIFILM, KBI Biopharma

NIGHTHAWK BIOSCIENCES
SCORPIUS BIOMANUFACTURING

Scorpius Snapshot Clinical-scale biomanufacturing in San Antonio, TX located in the heart of a thriving innovation district Highly skilled scientific leadership team US-sourced supply chain In-house process development and analytical services

San Antonio Facility Overview



Over 32,000 sq ft footprint among three buildings which include:

- **~2,000 sq. ft.** (185 m^2) of analytical support and QC testing space
- **~2,000 sq. ft.** (185 m^2) process development lab
- **~5,400 sq. ft.** (500 m^2) of cGMP cleanroom manufacturing space (mammalian and cell therapy)
- **~3,200 sq. ft.** (300 m^2) of cGMP cleanroom manufacturing space (microbial)
- **50-500-L** for cGMP mammalian and cell-therapy based products
- **50-200-L** for cGMP microbial-based products in adjacent building on same campus

NightHawk Biosciences
Scorpius Biomanufacturing

SUPPORTED DRUG MODALITIES Phase-Appropriate Process Development Clinical-Scale Manufacturing Commercial-Scale Manufacturing Mammalian Cell Culture • Antibody Production • Monoclonals, Bi-Specifics • Recombinant Therapeutic Proteins • Allogeneic Cell Therapy • Cells, Exosomes, Secretome Microbial Fermentation • Recombinant Therapeutic Proteins & Enzyme Products • Bacterial Subunit Vaccines • Plasmid DNA

Comprehensive bioassay and bioanalytical capabilities allow for seamless progression of therapeutic candidates throughout their lifecycle INTEGRATED BIOANALYSIS SUPPORT FOR PRODUCT’S LIFECYCLE

Summary  Growing demand for Contract Development & Manufacturing Organization (CDMO) services and significant shortage of dedicated clinical-scale manufacturing capacity within the industry  Scorpius began 2023 with $3M of signed manufacturing contracts, which has grown to over $20M in signed manufacturing contracts, with recognized revenue from a substantial number of these contracts expected in 2024  Customers include many premier pharma and biotech companies, as well as leading research institutes  Recently divested non-core assets to focus on CDMO operations; eliminated approximately $40M of contractual obligations and reduced operating expenses by over $13 million per year  Ability to leverage fixed costs as revenue continues to grow; expected to result in high margins and long-term profitability